                                                               Exhibit 99.(a)(2)

                        Report of Independent Registered
                       Public Accounting Firm on Schedules

The Board of Directors and Stockholder
American Equity Investment Life Insurance Company

We have audited the consolidated balance sheets of American Equity Investment Life Insurance Company as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated March 14, 2005 (included elsewhere in this Form N-4). Our audits also included the financial statement schedules listed in
Item 24(a)(2) of this Form N-4. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                                  /s/ Ernst & Young LLP

Des Moines, Iowa
March 14, 2005

                American Equity Investment Life Insurance Company

                                   Schedule I

                       Summary of Investments - Other Than

                         Investments in Related Parties

                             (Dollars in thousands)

                                December 31, 2004

                                                                                            AMOUNT AT WHICH
                                                                            FAIR               SHOWN IN
              TYPE OF INVESTMENT                     COST (1)               VALUE          BALANCE SHEET (2)
---------------------------------------------   ------------------   ------------------   ------------------
Fixed maturity securities:
   Available for sale
      United States Government and agencies     $        1,666,796   $        1,608,631   $        1,608,631
      Public utilities                                      43,297               44,849               44,849
      Corporate securities                                 262,253              262,560              262,560
      Redeemable preferred stocks                           34,848               35,369               35,369
      Mortgage and asset-backed securities                 662,610              654,297              654,297
                                                ------------------   ------------------   ------------------
                                                         2,669,804            2,605,706            2,605,706

   Held for investment
      United States Government and agencies              4,022,208            3,929,928            4,022,208
      Corporate securities                                  75,847               75,847               75,847
                                                ------------------   ------------------   ------------------
                                                         4,098,055            4,005,775            4,098,055
                                                ------------------   ------------------   ------------------
      Total fixed maturity securities                    6,767,859   $        6,611,481            6,703,761
                                                                     ==================

Equity securities, available for sale:
   Non-redeemable preferred stocks                          30,472   $           30,509               30,509
   Common stocks                                             2,946                2,374                2,374
                                                ------------------   ------------------   ------------------
      Total equity securities                               33,418   $           32,883               32,883
                                                                     ==================

Mortgage loans on real estate                              959,779                                   959,779
Derivative instruments                                     147,945                                   147,945
Policy loans                                                   362                                       362
Short-term investments                                      13,246                                    13,246
                                                ------------------                        ------------------
      Total investments                         $        7,922,609                        $        7,857,976
                                                ==================                        ==================

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturity securities, derivative instruments and short-term investments, unpaid principal balance for mortgage loans and original cost for equity securities.

(2) Derivative instruments are carried at estimated fair value.

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                American Equity Investment Life Insurance Company

                                  Schedule III

                       Supplementary Insurance Information

                             (Dollars in thousands)

         COLUMN A               COLUMN B          COLUMN C          COLUMN D          COLUMN E
         --------           ---------------   ---------------   ---------------   ---------------
                                               FUTURE POLICY
                                                 BENEFITS,
                                DEFERRED          LOSSES,                           OTHER POLICY
                                 POLICY          CLAIMS AND                          CLAIMS AND
                              ACQUISITION           LOSS            UNEARNED          BENEFITS
                               COSTS (1)          EXPENSES          PREMIUMS          PAYABLE
                            ---------------   ---------------   ---------------   ---------------
                                                             (DOLLARS IN THOUSANDS)
As of December 31, 2004:
  Life insurance            $       713,021   $     9,807,969   $             -   $        94,410
                            ===============   ===============   ===============   ===============

As of December 31, 2003:
  Life insurance            $       608,197   $     8,315,874   $             -   $        60,995
                            ===============   ===============   ===============   ===============

As of December 31, 2002:
  Life insurance            $       532,656   $     6,737,888   $             -   $        35,644
                            ===============   ===============   ===============   ===============

           COLUMN A                  COLUMN F          COLUMN G          COLUMN H          COLUMN I          COLUMN J
           --------              ---------------   ---------------   ---------------   ---------------   ---------------
                                                                        BENEFITS,        AMORTIZATION
                                                                         CLAIMS,         OF DEFERRED
                                                         NET           LOSSES AND          POLICY             OTHER
                                     PREMIUM          INVESTMENT       SETTLEMENT        ACQUISITION        OPERATING
                                     REVENUE            INCOME           EXPENSES          COSTS (1)         EXPENSES
                                 ---------------   ---------------   ---------------   ---------------   ---------------
                                                                           (DOLLARS IN THOUSANDS)
Year ended December 31, 2004:
  Life insurance                 $        37,577   $       417,087   $       310,618   $        67,867   $        38,021
                                 ===============   ===============   ===============   ===============   ===============

Year ended December 31, 2003:
  Life insurance                 $        34,138   $       352,414   $       326,700   $        47,450   $        31,593
                                 ===============   ===============   ===============   ===============   ===============

Year ended December 31, 2002:
  Life insurance                 $        29,040   $       304,128   $       187,793   $        34,060   $        27,263
                                 ===============   ===============   ===============   ===============   ===============

(1) Beginning in 2004, deferred sales inducements are reported separately on the consolidated balance sheet and the amortization of deferred sales inducements is included as a component of interest credited. Prior to 2004, deferred sales inducements and the related amortization were recorded with deferred policy acquisition costs. The amounts for 2003 and 2003 have been reclassified to conform to the 2004 presentation.

                American Equity Investment Life Insurance Company

                                   Schedule IV

                                   Reinsurance

                             (Dollars in thousands)

                 COLUMN A                      COLUMN B         COLUMN C          COLUMN D         COLUMN E          COLUMN F
                 --------                   --------------   --------------   ---------------   --------------    --------------
                                                                                ASSUMED FROM                        PERCENT OF
                                                             CEDED TO OTHER        OTHER                              AMOUNT
                                             GROSS AMOUNT       COMPANIES        COMPANIES        NET AMOUNT      ASSUMED TO NET
                                            --------------   --------------   ---------------   --------------    --------------
                                                                           (DOLLARS IN THOUSANDS)
Year ended December 31, 2004:
  Life insurance in force, at end of year   $    2,500,878   $        1,258   $       125,443   $    2,625,063              4.78%
                                            ==============   ==============   ===============   ==============    ==============
  Insurance premiums and other
    considerations:
    Annuity and single premium
      universal life product charges        $       29,929   $        7,467   $             -   $       22,462                 -%
    Traditional life and accident and
      health insurance premiums                     13,399               52             1,768           15,115             11.70%
                                            --------------   --------------   ---------------   --------------    --------------
                                            $       43,328   $        7,519   $         1,768   $       37,577              4.71%
                                            ==============   ==============   ===============   ==============    ==============

Year ended December 31, 2003:
  Life insurance in force, at end of year   $    2,580,812   $        1,034   $       141,817   $    2,721,595              5.21%
                                            ==============   ==============   ===============   ==============    ==============
  Insurance premiums and other
    considerations:
    Annuity and single premium
      universal life product charges        $       26,025   $        5,573   $             -   $       20,452                 -%
    Traditional life and accident and
      health insurance premiums                     11,941              156             1,901           13,686             13.89%
                                            --------------   --------------   ---------------   --------------    --------------
                                            $       37,966   $        5,729   $         1,901   $       34,138              5.57%
                                            ==============   ==============   ===============   ==============    ==============

Year ended December 31, 2002:
  Life insurance in force, at end of year   $    2,084,417   $          807   $       133,745   $    2,217,355              6.03%
                                            ==============   ==============   ===============   ==============    ==============
  Insurance premiums and other
    considerations:
    Annuity and single premium
      universal life product charges        $       17,091   $        1,715   $             -   $       15,376                 -%
    Traditional life and accident and
      health insurance premiums                     10,421              362             3,605           13,664             26.38%
                                            --------------   --------------   ---------------   --------------    --------------
                                            $       27,512   $        2,077   $         3,605   $       29,040             12.41%
                                            ==============   ==============   ===============   ==============    ==============